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                                 SCHEDULE 14A
                                  (Rule 14a)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                            (Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential,
for Use of the
 Commission

 Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Summit Investment Trust
               (Name of Registrant as Specified in its Charter)

                               XXXXXXXXXXXXXXXX
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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Summit Investment Trust
                                                    3435 Stelzer Road
                                                    Columbus, OH 43219-3035
                                                    1-800-272-3442

Dear Shareholder:

     We are pleased to enclose the proxy statement for the Special Meeting of Shareholders (the "Meeting") of Summit High Yield Fund (the "Fund"), the sole portfolio of Summit Investment Trust (the "Trust"), to be held on Wednesday, September 18, 1996.

     On March 13, 1996, the Trust's Board of Trustees (the "Board" or the "Trustees") approved, subject to a vote of the shareholders of the Fund, a Sub-Advisory Agreement between First Summit Capital Management, the Fund's investment adviser (the "Adviser"), and Carillon Advisers, Inc. (the "Sub-Adviser"). While the Adviser has been responsible for providing investment management services to the Fund since June 27, 1994, the date when the Fund commenced operations, the Adviser believes that the Sub-Adviser could provide valuable high yield bond investment expertise, investment research and advisory services, and investment advisory personnel experienced in a wide range of investment management techniques. The Adviser believes that the Sub-Adviser would augment the Adviser's ability to manage effectively the assets of the Fund. IF THE SUB-ADVISORY AGREEMENT IS APPROVED,
 THE ADVISER
WILL PAY THE SUB-ADVISER'S FEE FROM THE ADVISER'S OWN FEES,
 AND THEREFORE,
SHAREHOLDER APPROVAL OF THE SUB-ADVISORY AGREEMENT
 WILL NOT RESULT IN ANY NEW
OR INCREASED COSTS OR EXPENSES FOR THE FUND OR ITS
 SHAREHOLDERS.

     Because the Fund has not previously held a meeting of its shareholders, the Trustees, at their March 13, 1996 Board meeting, also recommended that certain other matters be presented to the Fund's shareholders for their consideration. These are:

     - the election of the Board of Trustees;

     - the approval of the continuation of the Investment Advisory Agreement between the Adviser and the Trust, on behalf of the Fund; and

     - the ratification of the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants for the Fund's fiscal year ending May 31, 1997.

Shareholders of the Fund's two classes of shares -- the Summit High Yield Shares and the Summit High Yield Institutional Service Shares -- will vote in the aggregate on each of the proposed items, without differentiation between the classes.

     Please read the enclosed proxy statement carefully. It discusses these proposals in greater detail and the reasons why the Trustees recommend a vote FOR each of the proposals. Please take a moment now to sign and return the proxy card in the enclosed postage-paid envelope. Your prompt attention to this matter benefits all shareholders and reduces the likelihood of the Trust incurring additional solicitation and meeting expenses.

                                          Sincerely,

                                          CRAIG C. RUDESILL
                                          Secretary



                           Summit Investment Trust

                            Summit High Yield Fund
                           Summit High Yield Shares

                Summit High Yield Institutional Service Shares
                              3435 Stelzer Road
                          Columbus, Ohio 43219-3035

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 18, 1996

     To the shareholders of the Summit High Yield Fund, the sole portfolio of Summit Investment Trust:

     Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Summit High Yield Fund (the "Fund"), a series of Summit Investment Trust (the "Trust"), will be held at the Ivy Hills Country Club, 7711 Ivy Hills Boulevard, Cincinnati, Ohio, on Wednesday, September 18, 1996 at 11:00 a.m., Eastern time. At the Meeting, you and other shareholders of the Fund will be asked to consider and vote:

        1. To elect the Board of Trustees.

          2. To approve or disapprove the continuation of the Investment Advisory Agreement between First Summit Capital Management and the Trust, retaining First Summit Capital Management to provide investment services for the Fund.

          3. To approve or disapprove the Investment Sub-Advisory Agreement between First Summit Capital Management and Carillon Advisers, Inc., retaining Carillon Advisers, Inc. to provide certain investment services to the Fund.

          4. To ratify the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, as the Fund's independent accountants for the Fund's fiscal year ending May 31, 1997.

     Pursuant to the Trust's Agreement and Declaration of Trust, the Board of Trustees has fixed the close of business on June 25, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at that time will be entitled to vote at the Meeting or at any adjournment thereof. Shareholders of the Fund's two classes of shares -- the Summit High Yield Shares class and the Summit High Yield Institutional Service Shares class -- will vote together and in the aggregate on each of the proposed items, without differentiation between the classes.

                                          By Order of the Board of Trustees

                                          CRAIG C. RUDESILL
                                          Secretary
Columbus, Ohio
Dated: August 20, 1996

                    PLEASE RETURN YOUR PROXY CARD PROMPTLY
                            YOUR VOTE IS IMPORTANT
                      NO MATTER HOW MANY SHARES YOU OWN

Shareholders are cordially invited to attend the meeting in person. If you do not expect to attend the meeting, please indicate your voting instructions on the enclosed proxy card, date and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the Fund of further solicitation or additional meetings, we ask your cooperation in mailing your proxy promptly.



                           SUMMIT INVESTMENT TRUST

                            SUMMIT HIGH YIELD FUND
                        SUMMIT HIGH YIELD SHARES CLASS
             SUMMIT HIGH YIELD INSTITUTIONAL SERVICE SHARES CLASS

                       SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD SEPTEMBER 18, 1996

                SOLICITATION, REVOCATION AND VOTING OF PROXIES

     The enclosed proxy is solicited by and on behalf of the management of Summit Investment Trust (the "Trust") for the benefit of the Trust's sole portfolio, the Summit High Yield Fund (the "Fund"). The solicitation is being made in connection with a Special Meeting of Shareholders (the "Meeting") of the Fund to be held at the Ivy Hills Country Club, 7711 Ivy Hills Boulevard, Cincinnati, Ohio on Wednesday, September 18, 1996 at 11:00 a.m., Eastern time, and at any and all adjournments thereof. You may revoke your previously granted proxy at any time before it is exercised by delivering a written notice to the Trust expressly revoking your proxy, by signing and forwarding to the Trust a later-dated proxy, or by attending the Meeting and casting your votes in person. The cost of soliciting these proxies will be borne by the Fund. In addition to solicitations by mail, some of the officers and employees of BISYS Fund Services, Limited Partnership, the Trust's administrator ("BISYS" or the "Administrator") and its affiliates, without extra remuneration, may conduct additional solicitations by telephone, telegraph and personal interviews. It is expected that this proxy statement will first be mailed to shareholders on or about August 20, 1996.

     The shareholders of the Fund are being asked to vote on the items listed on the Notice of Special Meeting of Shareholders accompanying this proxy statement. Shareholders of the Fund's two classes of shares -- the Summit High Yield Shares class and the Summit High Yield Institutional Service Shares class -- will vote in the aggregate, without differentiation between the classes, on each of the proposed items. The proxyholders will vote all proxies received. It is the present intention of the proxyholders that, absent contrary instructions, the enclosed proxy will be voted: FOR the election as Trustees of the nominees named hereafter, but the proxyholders reserve full discretion to cast votes for other persons in the event such nominees are unable to serve; FOR the approval of the continuation of the Investment Advisory Agreement between First Summit Capital Management, the investment adviser (the "Adviser") to the Fund and the Trust; FOR the approval of the Investment Sub-Advisory Agreement between the Adviser and Carillon Advisers, Inc. ("Carillon" or the "Sub-Adviser"); and FOR the ratification of the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, as independent accountants for the Fund for the fiscal year ending May 31, 1997. Under relevant state law and the Trust's corporate documents, abstentions and broker non-votes will be included for purposes of determining a quorum and whether matters to be voted upon at the Meeting have been approved.

                             VOTING OF SECURITIES

     Only shareholders of record on the Fund's books at the close of business on June 25, 1996 are entitled to vote at the Meeting or any adjournment thereof. On that date, the Fund had outstanding 2,751,262.586 shares of beneficial interest, which consisted of 2,586,899.824 shares of the Summit High Yield Shares class and 164,362.762 shares of the Summit High Yield Institutional Service Shares class. (The Summit High Yield Shares class and the Summit High Yield Institutional Service Shares class are referred to collectively as the "Classes" in this proxy statement.) The shares of beneficial interest of the Fund are issued without par value. Shareholders are entitled to one vote for each Fund share held and a fractional vote for each fractional Fund share held.

                  PROPOSAL 1: TO ELECT THE BOARD OF TRUSTEES

     It is proposed that shareholders of the Fund consider the election of the individuals listed below (the "Nominees") as members of the Trust's Board of Trustees. Under Massachusetts law and the Trust's



Agreement and Declaration of Trust (the "Declaration of Trust") and By-Laws, the business and affairs of the Trust and the Fund are managed under the direction of the Board of Trustees (the "Board" or the "Trustees"). The Nominees listed below have been nominated for election as Trustees of the Trust, each to serve as a Trustee during the lifetime of the Trust and until its termination, except in the event that such Trustee sooner dies, resigns, retires or is removed, or becomes incapacitated or otherwise unable to perform the duties of a Trustee. The Declaration of Trust provides that the Trustees are not required to own shares of the Fund. Each of the Nominees has served as a Trustee of the Trust since May 24, 1994. All of the Nominees have consented to continue to serve as a Trustee if elected by shareholders. However, if any Nominee is not available for election at the time of the Meeting, the proxyholders may vote for any other person in their discretion or may refrain from electing or voting to elect anyone to fill the position. Those Trustees identified with an (*) below are considered "interested persons" of the Trust or the Adviser, as such term is defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"):


          Shares of the Summit
                                    Principal Occupation(s) and
             High
                                             Business
             Yield Shares Class
                                   Experience During the Past 5
           Beneficially
   Name, Address and (Age)
        Years
 Held as of June 25, 1996
------------------------------
 -------------------------------
  ------------------------
Theodore H. Emmerich (70)
        Consultant; Director of
         --
1201 Edgecliff Place              Carillon Fund, Inc. and Trustee
Cincinnati, OH 45206              of Carillon Investment Trust
                                  (investment companies);
                                  formerly partner, Ernst &
                                  Whinney (Certified Public
                                  Accountants).
Frederick Moss (67)               Chairman of the Board of
                  23,957.850
37 Riverside Drive                Trustees,
New York, NY 10023                Cincinnati Stock Exchange;
                                  Director, Margo Nursery Farms
                                  Puerto Rico (tropical plants).
Dr. Bruce H. Olson (60)           Professor of Finance,
                      645.704
120 Upham Hall                    Miami University
Miami University                  (Oxford, OH).
Oxford, OH 45056
*James F. Smith (52)              Director, President and Chief
       4,768.366
30 Montgomery Street              Financial Officer of Freeman
Jersey City, NJ 07302             Securities Company, Inc.
                                  (broker-dealer).
*Steven R. Sutermeister (42)      Vice President of The Union
                119.348
1876 Waycross Road                Central Life Insurance Company
Cincinnati, OH 54240              (August, 1991 through present)
                                  and Vice President of the
                                  Sub-Adviser.

     In addition to each acting as a Trustee, Mr. Sutermeister serves as the Chairman of the Board of Trustees, and Mr. Smith is the President of the Trust. The other executive officers of the Trust are listed in Exhibit A to this proxy statement, along with their principal occupations and business experience during the past five years. All officers serve at the pleasure of the Board.

     The Trust does not pay any remuneration to the Trustees who are officers or employees of the Adviser, the Sub-Adviser or the Administrator, or of the affiliates of any of the three entities. The Trustees who are not so affiliated receive an annual retainer of $6,000, and a fee of $500 for each meeting of the Trustees which they attend in person or by telephone. The Trustees are reimbursed for travel and other out-of-pocket expenses. For the fiscal year ended May 31, 1996, the Trustees received the following compensation from the Trust:

                                       2



                                                  Total
                                               Compensation
                                                from Trust
       Name &                Aggregate           and Fund
      Position           Compensation from      Complex to
   with the Trust            the Trust           Trustee*
---------------------    -----------------     ------------
Theodore H. Emmerich          $ 8,000             $8,000
Trustee
Frederick Moss                  8,000              8,000
Trustee
Dr. Bruce H. Olson              8,000              8,000
Trustee
James F. Smith                      0                  0
Trustee and President
Steven R.                           0                  0
Sutermeister
Trustee and Chairman

---------------

* The "Fund Complex" presently consists of one investment company, the Trust, and its sole portfolio, the Fund.

     During the last fiscal year, there were four meetings of the Board of Trustees. All of the Trustees attended all of the meetings of the Board of Trustees.

     There is one committee of the Board -- the Audit Committee -- which makes recommendations regarding the selection of independent accountants, reviews with the independent accountants the reports that they issue and the Fund's financial statements, confers with the independent accountants regarding the results of the audit and the adequacy of the accounting procedures and controls, and considers related matters. Messrs. Emmerich and Moss and Dr. Olson serve on the Board's Audit Committee. During the fiscal year ended May 31, 1996, there were two meetings of the Audit Committee of the Board. Each of the members of the Audit Committee attended both meetings.

     The Board has no standing nominating or compensation committees, nor any committees performing similar functions.

     Pursuant to the provisions of the Joint Venture Agreement between the Sub-Adviser and Freeman Holding Company, Inc. ("Freeman"), under which the Adviser is organized, the Sub-Adviser and Freeman agreed that the initial number of trustees of the Trust would be six, of which three would be designated by the Sub-Adviser and three would be designated by Freeman. The Sub-Adviser designated Messrs. Emmerich and Sutermeister and Dr. Olson, while Freeman designated Messrs. Moss, Smith and a sixth trustee who resigned his position in 1994. See "Additional Information Regarding the Adviser" in this proxy statement. Mr. Sutermeister is an officer of the Sub-Adviser and of The Union Central Life Insurance Company. The Union Central Life Insurance
 Company
may be deemed to "control" (as such term is defined in Section 2(a)(9) of the 1940 Act) the Adviser and Sub-Adviser. Mr. Smith is an officer of Freeman Securities Company, Inc., which is a subsidiary of Freeman, and which may be deemed to "control" (as such term is defined in Section 2(a)(9) of the 1940
Act) the Adviser. See "Additional Information Regarding the Adviser" and "Additional Information Regarding the Sub-Adviser" in this proxy statement.

     On June 25, 1996, the Trustees and the officers of the Trust, as a group, beneficially owned less than 5% of the outstanding shares of the Fund's Summit High Yield Shares class and of the Summit High Yield Institutional Service Shares class.

     In accordance with the provisions of the Declaration of Trust, thirty percent (30%) of the shares entitled to vote at the Meeting shall constitute a quorum. The affirmative vote of the holders of a plurality of the shares represented at the Meeting, in person or by proxy, is required to elect each of the Nominees. Shares of the Classes will be voted in the aggregate for the election of the Trustees. All voting rights are non-cumulative, which means that the holders of more than 50% of the shares voting for the election of the Trustees can elect

                                       3



100% of such Trustees, if those holders choose to do so, and, in such event, the holders of the remaining shares so voting will not be able to elect any Trustees.

    PROPOSAL 2: TO APPROVE OR DISAPPROVE THE
 CONTINUATION OF THE ADVISORY
              AGREEMENT BETWEEN FIRST SUMMIT CAPITAL
 MANAGEMENT
                 AND THE TRUST TO PROVIDE INVESTMENT SERVICES
                                 FOR THE FUND

     First Summit Capital Management, the investment adviser to the Fund ("First Summit" or the "Adviser"), serves pursuant to an Investment Advisory Agreement with the Trust dated June 27, 1994 (the "Advisory Agreement"), the continuation of which is being presented for shareholder approval at the Meeting. The Advisory Agreement, which was approved by The Union Central
Life
Insurance Company (as the sole initial shareholder of the Fund) on May 24, 1994, has not previously been submitted for public shareholder approval. Under the Advisory Agreement, the Adviser, subject to the supervision of the Trustees, provides a continuous investment program for the Fund, including investment research and management with respect to all securities, investments and cash equivalents in the Fund. The Adviser determines from time to time what securities and other investments will be purchased, retained or sold, in accordance with the Fund's investment objectives, policies and restrictions as set forth in the Fund's prospectuses and the Combined Statement of Additional Information. First Summit is responsible for effecting all security transactions on behalf of the Fund, including the allocation of principal business and portfolio brokerage and the negotiation of commissions. The Adviser also maintains books and records with respect to the securities transactions of the Fund and furnishes to the Trustees such periodic or other reports as the Board may request.

     During the term of the Advisory Agreement, the Adviser pays all expenses incurred by it in connection with its activities thereunder except the cost of securities (including brokerage commissions, if any) purchased for the Fund. The advisory services furnished by the Adviser under the Advisory Agreement are not exclusive, and the Adviser is free to perform similar services for others.

     The Advisory Agreement became effective on June 27, 1994. By its terms, the Advisory Agreement shall, unless sooner terminated, continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually (a) by the vote of the majority of the Trustees who are not parties to the Advisory Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the 1940
Act) of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees or by the vote of a majority of the outstanding voting securities of the Fund. The Advisory Agreement may be terminated at any time on sixty (60) days' written notice, without the payment of any penalty, by the Trust (by the Trustees or by a vote of a majority of the outstanding voting securities of the Fund) or by the Adviser. The Advisory Agreement provides that it will immediately terminate in the event of its assignment (as such term is defined in Section 2(a)(4) of the 1940 Act).

     Pursuant to the provisions of the Advisory Agreement, as full compensation for the services furnished to the Fund by First Summit and the expenses of the Fund assumed by the Adviser, the Fund pays First Summit an advisory fee which increases or decreases based on the total return investment performance of the Fund for the prior twelve-month period relative to the percentage change in the Salomon Brothers High Yield Market Index (the "Index Return"). The advisory fee is paid at an annual rate which varies between 0.35% and 1.15% of the Fund's average daily net assets. For the fiscal year ended May 31, 1996, the Index Return was 9.53%, while the Fund's return for the period was 20.34% (for the Summit High Yield Shares class) and 20.16% (for the Summit High Yield Institutional Service Shares class). Pursuant to the schedule contained in the Advisory Agreement, based on the Fund's performance, the Adviser would have been entitled to an advisory fee of $238,005 (0.87%). However, due to its voluntary waiver, the Adviser received an advisory fee of $73,368 (0.27%) for the fiscal year. See "Additional Information Regarding the Advisory Fee" in this proxy statement for a further description of how the advisory fee is calculated. At the end of each month, the Adviser is entitled to receive one-twelfth of the performance-related portion of the fee computed for the preceding twelve-month

                                       4



period. At the present time, the Adviser has agreed to waive a portion of its advisory fee so as to limit the Fund's total expenses to 1.60%.

     The Board initially approved the terms of the Advisory Agreement at the organizational meeting of the Trustees held on May 24, 1994, which approval included the affirmative vote of a majority of the Trustees who are not "interested persons" (as such term is defined in Section 2(a)(19) of the 1940
Act) of the Trust. At its meeting on March 13, 1996, the Board continued its approval of the terms of the Advisory Agreement, and recommended that the Agreement be submitted to the shareholders of the Fund for their consideration and approval of the continuation of the Advisory Agreement at the Meeting.

     In determining to approve and continue the specific terms of the Advisory Agreement in March, the Trustees placed primary emphasis upon the nature and quality of the services that have been provided by First Summit to the Fund since its commencement of operations in June, 1994. The Board considered a comparison of the investment performance of the Fund since its inception, the fees and other expenses payable by the Fund under the Advisory Agreement and actual (and pro forma) expense ratios, with those of similar funds managed by other investment advisers. The Board also weighed, among other factors, information provided by the Adviser regarding the profitability of the Adviser under the Advisory Agreement. In addition, the Trustees considered the benefits to the Adviser resulting from its relationship with the Fund. These considerations were made without regard to the costs incurred by the Adviser in connection with the distribution of the Fund's shares. On the basis of these factors, the Trustees unanimously approved and continued the Advisory Agreement.

     Approval of the continuation of the Advisory Agreement with First Summit requires the favorable vote of a majority of the outstanding shares of the Fund, as defined in the 1940 Act, which means the vote of the lesser of (i) a majority of the Fund's outstanding shares, or (ii) 67% of the Fund's shares represented at the Meeting in person or by proxy if more than 50% of the outstanding shares are represented (such a vote being referred to in this proxy statement as a "1940 Act Vote"). Shares of the Classes will be voted in the aggregate on this Proposal 2. If shareholders of the Fund fail to approve the continuation of the Advisory Agreement with First Summit, the Board will determine what action should be taken for the management of the Fund's investments. During any such period, the Adviser will continue to act as investment adviser for the Fund, pending required approval of the continuance of the Advisory Agreement or of a new contract with the Adviser or another investment adviser or other definitive action. The compensation received by the Adviser during such period will be limited to its actual costs incurred in furnishing investment advisory and management services to the Fund.

     The form of the Advisory Agreement is attached to this proxy statement as Exhibit B. Further information regarding the Adviser and its organization may be found under "Additional Information Regarding the Adviser" in this proxy statement.

   THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE "FOR"
THE APPROVAL OF THE
CONTINUATION OF THE ADVISORY AGREEMENT BETWEEN FIRST
SUMMIT CAPITAL MANAGEMENT
                                AND THE TRUST.

             PROPOSAL 3: TO APPROVE OR DISAPPROVE THE INVESTMENT
      SUB-ADVISORY AGREEMENT BETWEEN FIRST SUMMIT CAPITAL
MANAGEMENT AND
        CARILLON ADVISERS, INC., RETAINING CARILLON ADVISERS,
INC. TO
               PROVIDE CERTAIN INVESTMENT SERVICES TO THE FUND

     At the Trustees' meeting held on March 13, 1996 (the "March Trustees Meeting"), the Adviser proposed, for consideration by the Trustees, the establishment of a sub-advisory relationship with Carillon Advisers, Inc. ("Carillon" or the "Sub-Adviser") in the form of an investment sub-advisory agreement (the "Sub-Advisory Agreement") between the Adviser and Carillon for the benefit of the Fund.

     While the Adviser has been responsible for providing all investment management services to the Fund since its commencement of operations on June 27, 1994, the Adviser had previously entered into an Investment Service Agreement (the "Service Agreement") with the Trust and The Union Central Life

                                       5



Insurance Company ("Union Central Life"), which permits the Adviser to have access to and to utilize Union Central Life's advisory personnel, administrative services, supplies and equipment in the performance of its advisory services and functions under the Advisory Agreement. In consideration for such services, the Adviser pays Union Central Life for the costs, direct or indirect, fairly attributable thereto, but in no event less than, $65,000 per year or such other amount as may be agreed to by the Adviser and Union Central Life.

     The Service Agreement provides that, unless sooner terminated in accordance with its terms, the Agreement will continue in effect for two years, and may be continued from year-to-year thereafter, provided that such continuance is approved at least annually either by: (i) a vote of a majority of the outstanding voting securities of the Trust; or (ii) by the Trustees, and in either event by vote of a majority of the Trustees who are not "interested persons" (as such term is defined in Section 2(a)(19) of the 1940
Act) of the Trust, cast in person at a meeting called for the purpose of voting on such continuance. The Service Agreement will automatically terminate in the event of its assignment (as such term is defined in Section 2(a)(4) of the 1940 Act) and may be terminated: (i) without penalty at any time on sixty
(60) days' notice to the Adviser and Union Central Life by vote of the Trustees or by vote of the majority of the outstanding voting securities of the Trust; or (ii) by the Adviser or Union Central Life on ninety (90) days' notice to the other party and to the Trust. Overall, the Service Agreement complies with the pertinent legal requirements contained in Section 15 of the 1940 Act.

     In advocating the implementation of the Sub-Advisory Agreement on behalf of the Fund at the March Trustees Meeting, the Adviser explained that the establishment of a sub-advisory arrangement with Carillon would more accurately reflect the types of services that are not only currently being provided by Carillon, but could also be provided in the future. Further, Carillon could provide additional advisory services to the Adviser and, ultimately, to the Fund. The Adviser expressed its view to the Board that it would be more efficient for the Fund to have Carillon and the Adviser enter into the Sub-Advisory Agreement, and thereby terminate the Service Agreement. FURTHERMORE, THE ADVISER EMPHASIZED TO THE TRUSTEES THAT
 THE ADVISER WILL PAY
THE SUB-ADVISER'S FEE FROM THE ADVISER'S OWN FEES, AND
 THUS, THE
IMPLEMENTATION OF THE SUB-ADVISORY AGREEMENT WILL NOT
 RESULT IN ANY NEW OR
INCREASED COSTS OR EXPENSES FOR THE FUND OR ITS
 SHAREHOLDERS. The Adviser
explained that the new sub-advisory fee will help to ensure that the Sub-Adviser receives fees for its services that are competitive with fees paid by other mutual funds to high-quality investment managers providing similar services. The Adviser believes that the complexity of the investment process and the competition for talented investment personnel has increased since the Fund's inception, and that maintaining competitive management fees will, in the long-term, enable the Sub-Adviser to continue to provide high-quality management services to the Fund. Finally, the Adviser explained that, pursuant to the Sub-Advisory Agreement, Carillon's services would continue to augment the Adviser's management of the Fund and enhance its ability to effectively manage the assets of the Fund. That is, Carillon could provide high yield mutual fund investment expertise, research and advisory services, and investment advisory personnel experienced in a wide range of investment management techniques, as it had under the Service Agreement.

     Following a complete discussion of these issues and a review of Carillon's qualifications, the Trustees, including a majority of the Trustees who are not "interested persons" (as such term is defined in Section 2(a)(19) of the 1940 Act), unanimously approved, subject to shareholder approval at the Meeting, the adoption of the Sub-Advisory Agreement. In its consideration of the approval of the Sub-Advisory Agreement, the Trustees placed primary emphasis on the facts that: the Agreement will not result in any additional fees or expenses for the Fund or its shareholders; the Sub-Advisory Agreement continues, in practical effect, the personnel and research-providing arrangements that had been inaugurated pursuant to the Service Agreement; the implementation of the Sub-Advisory Agreement could enable Carillon to provide additional services to the Adviser and ultimately, to the Fund; the Sub-Advisory Agreement's annual fee is fair and reasonable, when compared to fees paid to other high-quality investment managers providing similar services; and finally, it would be prudent, from a legal perspective, to have the Sub-Advisory Agreement replace the Service Agreement.

     Under the Sub-Advisory Agreement, Carillon will provide, subject to the Adviser's direction, a portion of the investment advisory services for which the Adviser is responsible pursuant to the Advisory Agreement

                                       6



relating to the Fund. The Sub-Adviser will provide investment research and advice with respect to securities and investments and cash equivalents in the Fund. Research services provided by the Sub-Adviser may include information, analytical reports, computer screening studies, statistical data and factual resumes pertaining to high yield securities.

     Under the Sub-Advisory Agreement, the Sub-Adviser will receive from First Summit an annual fee in the amount of $150,000 per year. If the Sub-Adviser renders services to the Adviser under the Sub-Advisory Agreement for a period that is less than twelve months in length, the Sub-Adviser shall be entitled to a pro-rata portion of such fee, or such other fee as shall be agreed to by the Adviser and Sub-Adviser, not to exceed the equivalent of the pro-rata portion of such fee. In the event that the amount payable as the Sub-Adviser's fee exceeds the amount of advisory fees paid to the Adviser pursuant to the Advisory Agreement, the difference will be shared equally by the Adviser's general partners, Freeman and Carillon. See "Additional Information Regarding the Adviser" in this proxy statement.

     The Sub-Advisory Agreement shall become effective upon its approval by shareholders of the Fund, which is currently anticipated to be September 18, 1996, and shall continue in effect for two years. It is renewable annually thereafter for successive periods not to exceed one year each (i) by a vote of the Trustees or by a vote of a majority of the outstanding voting shares of the Fund, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to the Sub-Advisory Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the 1940 Act) thereof, cast in person at a meeting called for the purpose of voting on such approval.

     The Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, by the Trustees or by a vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice to the Adviser and Carillon, and by the Adviser or Carillon, upon ninety (90) days' written notice to the other party and the Fund. The Sub-Advisory Agreement shall also terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, and in the event of any act or event that terminates the Advisory Agreement between the Adviser and the Fund.

     Approval of the Sub-Advisory Agreement with Carillon requires a 1940 Act Vote. Shares of the Classes will be voted in the aggregate on this Proposal 3. If shareholders of the Fund fail to approve the Sub-Advisory Agreement with Carillon, First Summit and the Board will determine what action should be taken for the management of the Fund's investments.

     The form of the Sub-Advisory Agreement is attached to this proxy statement as Exhibit C. Further information regarding the Sub-Adviser and its organization may be found under "Additional Information Regarding the Sub-Adviser" in this proxy statement.

   THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE "FOR"
THE APPROVAL OF THE
INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN FIRST SUMMIT
CAPITAL MANAGEMENT AND
                           CARILLON ADVISERS, INC.

                       PROPOSAL 4: TO RATIFY OR REJECT
                   THE SELECTION OF INDEPENDENT ACCOUNTANTS

     The 1940 Act requires that the Trust's independent accountants be selected by a majority of the Trustees who are not "interested persons" (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Trust, and that the employment of such independent accountants be conditioned on the right of the Fund, by vote of a majority of its outstanding shares at any meeting called for that purpose, to terminate such employment without penalty. Therefore, the Board is requesting shareholder ratification of its designation of Coopers & Lybrand L.L.P., Certified Public Accountants ("Coopers"), as independent accountants to audit the books and accounts of the Fund for its current fiscal year, which ends on May 31, 1997. The selection of Coopers was approved at a meeting of the Board held on June 19, 1996, and included the favorable vote of a majority of the Trustees who are not "interested persons" of the Fund, as such term is defined in the 1940 Act. In addition, the Audit Committee has also recommended the retention of Coopers. The Board and the Audit Committee

                                       7



believe that the continued employment of the services of Coopers for the current fiscal year would be in the Fund's best interests.

     Coopers is a major international accounting firm, and has served as the independent accountants for the Fund since its inception. A representative of Coopers is not expected to be present at the Meeting. Apart from its fees as independent accountants, neither Coopers nor any of its partners has any direct, or a material indirect, financial interest in the Fund.

     Ratification of the selection of Coopers requires the favorable vote of a majority of the votes cast on the Proposal. Shares of the Classes will be voted in the aggregate on this Proposal. If shareholders fail to ratify the selection of Coopers as the independent accountants for the Fund, the Board will determine what action should be taken.

   THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE "FOR"
 RATIFICATION OF THE
                    SELECTION OF INDEPENDENT ACCOUNTANTS.

                                OTHER MATTERS

     The Board of the Trust does not intend to bring any matters before the Meeting other than Proposals 1 through 4 described above, and is not aware of any other matters to be brought before the Meeting or any adjournments thereof by others.

     In the event that sufficient votes in favor of the proposals set forth in the Notice of Special Meeting of Shareholders are not received by the date of the Meeting, the proxyholders may propose one or more adjournments of the Meeting to permit further solicitation of proxies, even though a quorum is present. Any such adjournment will require the affirmative vote of a majority of the votes cast on the questions, in person or by proxy, at the session of the Meeting to be adjourned. Any adjourned session of the Meeting may be held within a reasonable time after the date set for the Meeting, without the necessity of further notice. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

                            ADDITIONAL INFORMATION

Shareholder Proposals

     The Meeting is a special meeting of shareholders. Pursuant to the Declaration of Trust, the Trust is not required to, nor does it intend, to hold regular annual meetings of its shareholders. Any shareholder who wishes to submit a proposal for inclusion in the proxy statement and consideration at the next meeting of shareholders, when and if such a meeting is called, should submit such proposal to the Trust within a reasonable period of time prior to any such meeting.

Financial Statements

     The financial statements for the Fund for the fiscal year ended May 31, 1996, contained in the Fund's Annual Report to Shareholders (the "Annual Report"), have previously been furnished to shareholders. THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE FUND'S ANNUAL
REPORT TO ANY SHAREHOLDER
WHO REQUESTS IT. SHAREHOLDERS SHOULD CONTACT THE TRUST
 AT 3435 STELZER ROAD,
COLUMBUS, OH 43219 OR CALL TOLL-FREE 1-800-272-3442, TO
 REQUEST AN ANNUAL
REPORT.

Principal Holders of Securities

     As of June 25, 1996, The Union Central Life Insurance Company ("Union Central Life"), an Ohio mutual insurance company having its principal offices at 1876 Waycross Road, Cincinnati, Ohio 45240, owned of record and beneficially 2,520,902.443 outstanding shares of the Summit High Yield Shares class of the Fund (97.45% of the outstanding shares of the class).

                                       8



     As of June 25, 1996, Leland S. Zaubler and Lynn Z. Zaubler, 207 Three Mile Harbor, Hog Creek Road, East Hampton, New York 11937 owned of record 36,654.538 outstanding shares of the Summit High Yield Institutional Service Shares class (22.30% of the outstanding shares of the class, and 1.3% shares of all outstanding shares of the Fund), and Union Central Life owned 127,610.000 outstanding shares of the Summit High Yield Institutional Service Shares class (77.64% of the outstanding shares of the class).

     Under the 1940 Act, Union Central Life is deemed a controlling person of the Fund. A controlling person possesses the ability to control the outcome of matters submitted for shareholder vote.

Portfolio Transactions

     For the fiscal year ended May 31, 1996, the Fund did not pay any brokerage commissions.

Additional Information Regarding the Trust

     The principal executive offices of the Trust are located at 3435 Stelzer Road, Columbus, Ohio 43219-3035. BISYS Fund Services, Limited Partnership ("BISYS Fund Services"), an Ohio limited partnership of which BISYS Fund Services, Inc. is the General Partner, serves as the Administrator. BISYS Fund Services Ohio, Inc., an Ohio corporation, serves as the fund accountant, transfer agent and dividend disbursing agent for the Fund. BISYS Fund Services also acts as the Fund's distributor and principal underwriter. Each of these entities is a wholly-owned subsidiary of The BISYS Group, Inc. The address of each entity is 3435 Stelzer Road, Columbus, Ohio 43219-3035.

Additional Information Regarding the Adviser

     First Summit is a joint venture having its principal offices at 1876 Waycross Road, Cincinnati, OH 45240. The Adviser was organized on January 4, 1994, principally for purposes of sponsoring and managing the investments of the Trust pursuant to a Joint Venture Agreement (the "Joint Venture Agreement") between Carillon and Freeman Holding Company, Inc.
 ("Freeman"), a
Delaware corporation. Under the Joint Venture Agreement, Carillon serves as the general manager of the Adviser and is responsible for maintaining its books of account and other financial records and for preparing its quarterly financial statements. Carillon has full authority to act on behalf of the Adviser except with respect to matters involving single commitments in excess of $10,000 which must be approved by both Carillon and Freeman. Each of Carillon and Freeman is authorized to appoint two representatives to serve, in effect, as officers of the Adviser. As discussed earlier in this proxy statement, pursuant to the provisions of the Joint Venture Agreement, Carillon and Freeman agreed that the initial number of Trustees of the Trust would be six, of which three would be designated by Carillon and three would be designated by Freeman. If a vacancy on the Board arising for any reason, including an increase in the numbers of Trustees, is to be filled by action of the Trustees, no recommendation of candidates to fill such vacancy will be made by the Joint Venture, Freeman or Carillon without the consent of both Carillon and Freeman.

     Carillon and Freeman are general partners of First Summit. Carillon, which is located at 1876 Waycross Road, Cincinnati, OH 45240, is a wholly-owned subsidiary of Union Central Life. Union Central Life is a mutual company owned by its policyholders, none of which owns ten percent or more of Union Central Life. Freeman is the parent corporation of Freeman Securities Company, Inc. ("Freeman Securities"), a New Jersey corporation which is registered as a broker-dealer under the 1934 Act and a member of the National Association of Securities Dealers, Inc. While Freeman Securities qualifies as an "Affiliated Broker" under the proxy rules under the Securities Exchange Act of 1934, the Fund did not pay any brokerage commissions to Freeman Securities during the fiscal year ended May 31, 1996. Freeman has its principal offices at 30 Montgomery Street, Jersey City, NJ 07302. Freeman is, in turn, majority-owned by the Freeman Securities' Savings and Investment Plan and Employee Stock Ownership Plan. The trustees of both such plans are Malcolm B. Sheldrick, Jr. and James F. Smith. Mr. Smith is also a Trustee of the Trust.

     Under the terms of the Joint Venture Agreement, Freeman initially agreed to make an aggregate capital contribution to First Summit (or the "Joint Venture") not exceeding $500,000, and Carillon agreed to arrange for the investment by its parent, Union Central Life, of $25 million in shares of the Fund. Carillon and

                                       9



Freeman will share in the profits and losses of the Adviser in the ratio of 51% to 49%, except that Freeman alone will bear the initial $500,000 in losses. The Joint Venture may be terminated and dissolved: (i) at any time upon the agreement of the parties; (ii) 90 days after receipt by one party of written notice from the other confirming the parties' failure to agree on a matter requiring their agreement; (iii) on the occurrence of an event of dissolution under Ohio laws; (iv) on the imposition on either party of any sanction resulting in the suspension or revocation of its authorization to do business by any state or Federal securities regulatory authority or on the conviction of either for any criminal conduct constituting a felony; (v) on the filing by or with respect to either party of any petition under applicable Federal or state law regarding their bankruptcy, insolvency or other relief for debtors, the adjudication of either as bankrupt or insolvent, or the appointment for either of a trustee or liquidator of any substantial portion of its property; or (vi) on December 1, 2003, unless the parties extend such date for periods not exceeding five years. In the event of termination and dissolution of the Joint Venture, Carillon, or any affiliate thereof, would have the first right to purchase all of the interest of Freeman in the Joint Venture. If such right were not exercised, Freeman, or any affiliate thereof, would have the right to purchase all of the interest of Carillon in the Joint Venture. Earlier this year, each general partner contributed $150,000 in additional capital to the Joint Venture. In addition, the general partners have informally agreed to further increase their capital commitments to the Adviser prior to December 31, 1997.

     The Adviser is a registered investment adviser under the Investment Advisers Act of 1940.

Additional Information Regarding the Advisory Fee

     The Fund pays First Summit an advisory fee which increases or decreases based on the total return investment performance for the Fund relative to the percentage change in the Salomon Brothers High Yield Market Index (the "Index") for the same period (the "Index Return"). The Index consists of high yield corporate debt securities that, at May 31, 1996, included 1,013 issues with an aggregate par value of $200.9 billion and an aggregate market value of $193.8 billion. On May 31, 1996, of the 1,013 issues comprising the Index, 941 (91.9% of market value) were cash paying issues not in default and 72 issues (8.1% of market value) were zero coupon, deferred interest or step-up coupons not in default. The securities comprising the Index include all public, nonconvertible high yield issues which are rated by at least one rating agency as below investment grade (BB or less) or which are unrated but below investment grade quality. Other criteria include issue size of at least $50 million, at least one year remaining to maturity, and issues must be considered "current pay" (not in default).

     The advisory fee is structured so that it will be 0.75% of the Fund's average daily net assets if the Fund's investment performance for the preceding twelve months (net of all fees and expenses, including the advisory fee) equals the Index Return. The advisory fee increases or decreases from the "fulcrum fee" of 0.75% by 4% of the difference between the Fund's investment performance during the preceding twelve months and the Index Return during that period, up to the maximum fee of 1.15% of average daily net assets or down to the minimum fee of 0.35%. The following table shows examples of the advisory fees which would be applicable at the stated levels of the Fund's performance relative to the Index Return for a particular twelve-month period:


                             Advisory Fee
                            Fund Performance
                        (as % of Average
                       (Net of Fees and Expenses)
                           Net Assets)
------------------------------------------------------
-------------------    ----------------
Index Return +10 percentage points or more.....
 ..........................          1.15%
Index Return +9....................
 ......................................          1.11

Index Return +8.............................
 .............................          1.07
Index Return +7....................
 ......................................          1.03
Index Return +6.................................
 .........................          0.99
Index Return +5................
 ..........................................          0.95
Index Return +4.................................
 .........................          0.91
Index Return +3................
 ..........................................          0.87
Index Return +2.................................
 .........................          0.83

                                      10




                 Advisory Fee
                            Fund Performance
                        (as % of Average
                       (Net of Fees and Expenses)
                             Net Assets)
------------------------------------
------------------
-------------------    ----------------
Index Return +1.........................
 .................................          0.79
Index Return 0..........................
 .................................          0.75
Index Return -1.........................
 .................................          0.71
Index Return -2.........................
 .................................          0.67
Index Return -3.........................
 .................................          0.63
Index Return -4.........................
 .................................          0.59
Index Return -5.........................
 .................................          0.55
Index Return -6.........................
 .................................          0.51
Index Return -7.........................
 .................................          0.47
Index Return -8.........................
 .................................          0.43
Index Return -9.........................
 .................................          0.39
Index Return -10 percentage points
 or more...............................          0.35

     The advisory fee paid by the Fund
may exceed the advisory fees paid by
most other investment companies,
even if the investment performance of the Fund is less than the Index Return. In addition, the "fulcrum fee" of 0.75% is higher than the fees paid by most other investment companies, although it is
not necessarily higher than the fees
paid by most fund portfolios having the
same investment objectives and policies.
Investors may pay higher advisory
fees under the performance arrangement
even though the Fund's performance may
have declined. For example, if the market declined and the Index dropped by 27 percentage points, and the Fund's performance declined by 17 percentage
points, the Fund would pay
 the maximum advisory fee.

Additional Information Regarding
the Sub-Adviser

     Carillon Advisers, Inc., an Ohio
corporation with offices at 1876
Waycross Road, Cincinnati, Ohio
 45240, is registered as an investment adviser under the Investment Advisers Act of 1940.
As mentioned earlier in this proxy
statement, Carillon is a wholly-owned
 subsidiary of Union Central Life.
Carillon and its affiliates currently
 act as an investment adviser to the
Carillon Group of Mutual Funds, which
consist of the Carillon Fund, Inc. and
the Carillon Investment Trust. The
name, address and principal occupation of the principal executive officer and each director of Carillon are listed on page A-2 of Exhibit A to this proxy statement.

                                            Respectfully submitted,

                                          CRAIG C. RUDESILL
                                          Secretary

Dated: August 20, 1996
Columbus, Ohio

     SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING
 IN PERSON ARE REQUESTED
TO FILL IN, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY
 IN THE ENCLOSED
PREPAID ENVELOPE.

     WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE OR GUARDIAN,
PLEASE GIVE YOUR FULL TITLE AS SUCH. WHERE SHARES ARE
 HELD JOINTLY, BOTH
SIGNATURES ARE REQUIRED.

                                      11



                                                                     Exhibit A

     The executive officers of the Trust, other than those identified under
"Proposal 1: To Elect the Board of Trustees"
 in this proxy statement, are set
forth below. Unless otherwise noted, the
 officers do not own any shares of the
Classes of the Fund.


        Principal Occupation(s) and Business
   Name, Address and Age        Position(s)
Held With the Trust      Experience
 During the Past 5 Years
----------------------------    -----------
---------------------    --
----------------------------------
Gregory A. Sullivan
  Vice President                      Senior Vice President,
 Freeman
30 Montgomery Street
Securities Company, Inc.
(broker-
Jersey City, NJ 07302                                               dealer).
47 years old
Owns 6,915.865 shares of
the Summit High Yield
Shares class.
Scott A. Englehart              Treasurer
Director of Client Services
 and
3435 Stelzer Road
                                      employee, BISYS Fund
Services,
Columbus, Ohio 43219
        Limited Partnership.
33 years old
Craig C. Rudesill               Secretary
                     Associate Manager of
 Client Services
3435 Stelzer Road
                        and employee, BISYS
Fund Services,
Columbus, Ohio 43219
                         Limited Partnership
 (since
27 years old
  September,

   1994); formerly, employee of Merrill

 Lynch & Co. (January 1993 through

         August 1994).

George Landreth                 Assistant Treasurer
     Employee, BISYS Fund
 Services,
3435 Stelzer Road
              Limited Partnership (1992
through
Columbus, Ohio 43219
    present); formerly,
employee of PNC
54 years old
        Financial Corp. (July, 1991
 through

 December, 1992).
George Martinez                 Assistant Secretary
                Senior Vice President
 and Director
3435 Stelzer Road
      of
Columbus, Ohio 43219
          Legal and Compliance
Services of
37 years old
            BISYS Fund Services, Limited

       Partnership (since April, 1995);

           formerly, Vice President and

           Associate

           General Counsel, Alliance Capital

   Management, Limited Partnership.
Alaina Metz                     Assistant
Secretary                 Employee, BISYS
 Fund Services,
3435 Stelzer Road
                   Limited Partnership (since
June,
Columbus, Ohio 43219
                       1995);
29 years old
             prior thereto, Supervisor,
 Alliance

               Capital Management, Limited

     Partnership.
Steve Mintos                    Assistant Secretary
               Executive Vice
 President, BISYS Fund
3435 Stelzer Road
                 Services, Limited Partnership.
Columbus, Ohio 43219
42 years old
Robert Tuch                     Assistant Secretary
                Employee, BISYS
 Fund Services,
3435 Stelzer Road
                                   Limited Partnership.
Columbus, Ohio 43219
45 years old

                                      A-1



     The name and principal occupation of the principal executive officer and of each director of Carillon are
set forth below. The address of all the
persons listed below is 1876 Waycross
 Road, Cincinnati, Ohio 45240.

                          Position with
      Name           Carillon Advisers, Inc.
          Principal Occupation(s)
-----------------    ------------------------    -----------
--------------------------------------
Harry Rossi          Director                    Director
 Emeritus, The Union Central Life
                                                 Insurance
Company; Director, Carillon Group of
                                                 Mutual Funds.

Larry R. Pike        Director
Chairman, President and Chief Executive
Officer,
                                                 The Union
Central Life Insurance Company.

George L. Clucas     Director, President
and     Senior Vice President, The Union
 Central Life
                     Chief Executive Officer
Insurance Company; Director, President
 and Chief
                                                 Executive
 Officer, Carillon Group of Mutual
                                                 Funds.

                                      A-2




             Exhibit B

                        INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 27th day of June, 1994, between Summit
Investment
Trust ("Trust"), a Massachusetts business trust having its principal place of business at 1900 East Dublin-Granville
 Road, Columbus, Ohio 43229, and First
Summit Capital Management, a joint
venture (the "Investment Adviser"), having its principal place of business at 1876
 Waycross Road, Cincinnati, Ohio 45240.

     WHEREAS, the Trust is registered as
an open-end, management investment
company under the Investment Company
Act of 1940, as amended (the "1940
Act");
and

     WHEREAS, the Trust desires to
retain the Investment Adviser to furnish investment advisory and related services to Summit High Yield Fund, an
investment portfolio of the Trust, and
may retain the Investment Adviser to
serve in such capacity with respect to
 certain additional investment
portfolios of the Trust, all as now
or hereafter may be identified in Schedule
A hereto as such Schedule may be amended
 from time to time (individually
referred to herein as a "Fund" and
 collectively referred to herein as the
"Funds") and the Investment Adviser
 represents that it is willing and
possesses legal authority to so furnish
 such services without violation of
applicable laws and regulations;

     NOW, THEREFORE, in consideration
of the premises and mutual covenants
herein contained, it is agreed between
 the parties hereto as follows:

     1. Appointment.  The Trust hereby
 appoints the Investment Adviser to act
as investment adviser to the Funds for
the period and on the terms set forth
in this Agreement. The Investment
Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
Additional investment portfolios
 may from time to time be added to that
covered by this Agreement by the parties
 executing a new Schedule A, which
shall become effective upon its execution
 or as otherwise specified and shall
supersede any Schedule A having an earlier date.

     2. Delivery of Documents. The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

          (a) the Trust's Declaration of Trust,
dated March 8, 1994 filed with
     the Secretary of State of Massachusetts
 on March 8, 1994, and any and all
     amendments thereto or restatement
 thereof (such Declaration, as presently
     in effect and as it shall from time to
 time be amended or restated, is
     herein called the "Declaration of Trust");

          (b) the Trust's By-Laws and any amendments thereto;

          (c) resolutions of the Trustees of the Trust (the "Trustees") authorizing the appointment of the
Investment Adviser and approving this
     Agreement;

          (d) the Trust's Notification of Registration on Form N-8A under the
     1940 Act as filed with the Securities
 and Exchange Commission (the
     "Commission") on March 8, 1994, and all amendments thereto;

          (e) the Trust's registration statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act as filed with the Commission and all amendments thereto; and

          (f) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

     The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.

     3. Management. Subject to the supervision of the Trustees, the Investment Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities
and investments and cash equivalents in the Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance

                                      B-1



with each of the Fund's investment objectives, policies and restrictions as stated in the Prospectus and resolutions of the Trustees. The Investment Adviser further agrees that it:

          (a) will use the skill and care in providing such services as is appropriate for fiduciary accounts;

          (b) will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and in addition will conduct its activities
     under this Agreement in accordance
 with any applicable regulations of any
     governmental authority pertaining to the investment advisory activities of the Investment Adviser;

          (c) will place or cause to be placed for the Funds all necessary orders with brokers, dealers or issuers and will negotiate brokerage commissions if applicable. The Investment Adviser is directed at all times to execute brokerage transactions for the Funds in accordance with
     such policies or practices as may be established by the Trustees and described in the Trust's registration statement as amended. The Investment Adviser may pay a broker-dealer which provides research and
     brokerage services a higher commission
 for a particular transaction than
     otherwise might have been charged by another broker-dealer, if the Investment Adviser determines that the higher commission is reasonable in
     relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Investment Adviser's overall responsibilities with respect to accounts managed by the Investment Adviser. The Investment Adviser may use for the benefit of the Investment Adviser's other clients, or make available to companies affiliated with the Investment Adviser or to its directors for the benefit of its clients, any such brokerage and research services that the Investment Adviser obtains from
     brokers or dealers;

          (d) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trustees with such periodic and special reports as the Trustees may request;

          (e) will treat confidentially and as
proprietary information of the
     Trust all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the
     Trust;

          (f) will conduct its fiduciary functions independently. In making investment recommendations for the Funds, the
Investment Adviser's
     personnel will not inquire or take into
 consideration whether the issuers
     of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or affiliates;

          (g) will promptly review all (1) current security reports, (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available from portfolio sales and maturities and sales of a Fund's
     shares less cash needed for redemptions and settlement of portfolio purchases) upon receipt thereof from the Trust and will report any errors or discrepancies in such reports to the Trust or its designee within three (3) business days; and

          (h) will obtain and provide to the Trust's fund accountant (1) dealer quotations, (2) prices from a pricing service, (3) matrix prices,
     or (4) any other price information believed to be reliable by the Investment Adviser with respect to any security held by a Fund, when requested to do so by the Trust's fund accountant.

     4. Services Not Exclusive.  The
 investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the
Investment Adviser shall be free to
 furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     5. Books and Records.  In compliance
with the requirements of Rule 31a-3
under the 1940 Act, the Investment
Adviser hereby agrees that all records
which it maintains for the Funds are
the property of the Trust and further
agrees to surrender promptly to the
Trust any of such records upon the Trust's request. The

                                      B-2



Investment Adviser further agrees to
preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act the
records required to be maintained by Rule
31a-1 under the 1940 Act.

     6. Expenses.  During the term of this
Agreement, the Investment Adviser
will pay all expenses incurred by it
in connection with its activities under
this Agreement other than the cost of
securities (including brokerage
commissions, if any) purchased for the Funds.

     7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each
of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee as
set forth on Schedule A hereto. The
 obligation of each Fund to pay the above described fee to the Investment Adviser will begin as of the date of the initial public sale of shares of such Fund or such other date as is agreed to by the parties. The fee attributable to each Fund shall be the obligation of that Fund and not of any other Fund.

     If in any fiscal year the aggregate
expenses of any of the Funds (as
defined under the securities regulations
 of any state having jurisdiction over
the Trust) exceed the expense limitations
 of any such state, the Investment
Adviser will reimburse the Fund for
 a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to The Winsbury Company under
 the
Management and Administration Agreement
 between The Winsbury Company
 and the
Trust; provided, however, that if such
 Management and Administration
Agreement
shall not be then in effect, the Investment
 Adviser will reimburse the Fund
for all of such excess. The obligation
of the Investment Adviser to reimburse
the Funds hereunder is limited in any
fiscal year to the amount of its fee
hereunder for such fiscal year, provided,
 however, that notwithstanding the
foregoing, the Investment Adviser
shall reimburse the Funds for such excess expenses regardless of the amount of fees paid to it during such fiscal year
to the extent that the securities
regulations of any state having jurisdiction over the Trust so require.

     8. Limitation of Liability.  The Investment
 Adviser shall not be liable
for any error of judgement or mistakes
 of law or for any loss suffered by the
Funds in connection with the performance
 of this Agreement, except a loss
resulting from a breach of fiduciary
duty with respect to the receipt of
compensation for services or a loss
 resulting from willful misfeasance, bad
faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9. Duration and Termination.  This
Agreement will become effective with
respect to the Summit High Yield Fund
 as of the date first written above (or,
if a particular Fund is not in existence
 on that date, on the date a
registration statement relating
 to that Fund becomes effective with the
Commission), provided that it shall have
 been approved by vote of a majority
of the outstanding voting securities of
 such Fund, in accordance with the
requirements under the 1940 Act, and,
unless sooner terminated as provided
herein, shall continue in effect for a
period more than two years from the
date of its execution only so long as
such continuance is specifically
approved at least annually (a) by
the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees or by the vote of a majority of the
outstanding voting securities of each Fund.

     The required shareholder approval of
this Agreement or of any continuance
of this Agreement shall be effective
with respect to any Fund if a majority of the outstanding voting securities of that Fund votes to approve this Agreement or its continuance, notwithstanding that this Agreement or its continuance may
not have been approved by a majority
of the outstanding voting securities of
(a) any other Fund affected by this
Agreement or (b) all of the Funds.

     If the shareholders of any Fund fail
 to approve the continuance of this
Agreement, the Investment Adviser
 will continue to act as investment adviser with respect to such Fund pending the required approval of the continuance of the Agreement or of a new contract with the Investment Adviser or a different investment adviser or other definitive action; provided that the compensation
received by the Investment Adviser in
respect of such Fund during such period
will be no more than its actual costs
incurred in furnishing investment
advisory and management services
 to such Fund or the amount it would have received under this Agreement in respect of such Fund whichever is less.

                                      B-3



     Notwithstanding the foregoing, this
 Agreement may be terminated as to a
particular Fund at any time on sixty
days' written notice, without the payment of any penalty, by the Trust (by the Trustees or by vote of a majority of the
outstanding voting securities of such
Fund) or by the Investment Adviser. This
Agreement will immediately terminate in
 the event of its assignment. (As used
in this Agreement, the terms "majority
 of the outstanding voting securities,"
"interested persons" and "assignment"
 shall have the same meanings as ascribed to such terms in the 1940 Act.)

     10. Investment Adviser's Representations.
  The Investment Adviser hereby
represents and warrants that it is
willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

     11. Amendment of this Agreement.
This Agreement may be amended by the
parties only if such amendment is specifically
 approved by the vote of a
majority of the outstanding voting securities
 of each of the Funds affected by
the amendment and by the vote of a
majority of the Trustees who are not
interested persons of any party to this
 Agreement cast in person at a meeting
called for the purpose of voting on such
 approval. The required shareholder
approval shall be effective with respect
 to any Fund if a majority of the
outstanding voting securities of that
 Fund vote to approve the amendment,
notwithstanding that the amendment may
 not have been approved by a majority of
the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all of the Funds.

     12. Governing Law.  This Agreement
 shall be governed by and its
provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     13. Miscellaneous.  The names
"Summit Investment Trust" and "Trustees of
Summit Investment Trust" refer respectively
 to the Trust created and the
Trustees, as trustees but not
 individually or personally, acting from time to time under a Declaration of Trust dated as of March 8, 1994, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of
Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The
obligations of "Summit Investment
 Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not
individually, but in such capacities,
and are not binding upon any of the
Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     IN WITNESS WHEREOF, the parties
hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          SUMMIT INVESTMENT TRUST

                                          By: /s/R. CHRISTOPHER MENG
                                              R. Christopher Meng, President

                                          Date: June 27, 1994

                                          FIRST
SUMMIT CAPITAL MANAGEMENT

                                          By: Carillon Advisers, Inc.

                                          By: /s/STEVEN R. SUTERMEISTER
                                              Steven R. Sutermeister
                                              Vice President

                                          Date: June 27, 1994

                                      B-4



                                  SCHEDULE A

                                    TO THE

                        INVESTMENT ADVISORY AGREEMENT

                   BETWEEN FIRST SUMMIT CAPITAL MANAGEMENT

                         AND SUMMIT INVESTMENT TRUST

Name of Fund

Summit High Yield Fund

     The investment advisory fee will
increase or decrease based on the total
return investment performance of the
Fund for the prior twelve-month period
relative to the percentage change in the
 investment record of the Salomon
Brothers High Yield Market Index
for the same period (the "Index Return"). The advisory fee shall be paid at an annual rate of
 .75% of the Fund's total net
assets if the Fund's total return
 investment performance (net of all fees and expenses, including the advisory fee) equals the Index Return. The advisory
fee will be increased or decreased by 4%
 of the amount by which the Fund's
total return investment performance
 during the preceding twelve months exceeds or is less than the Index Return during that period, up to a maximum fee of 1.15% and down to a minimum fee of
 .35%. The computation of the total return investment performance of the Fund and the investment record of the Index will be made in accordance with Rule 205-1 under the Investment Advisers Act of
1940 or any other applicable rule as,
from time to time, may be adopted or
amended. This Rule currently requires
 calculation as follows:

     The total return investment performance
of the Fund shall be the sum of:

         (i) the change in the Fund's net
 asset value per share during the
             period;

         (ii) the value of the Fund' s cash
distributions per share having an
              ex-dividend date occurring
 within the period; and

        (iii) the per share amount of any
 capital gains taxes paid or accrued
              during the period by the Fund
for undistributed, realized long
              term capital gains,
expressed as a percentage of the Fund's
 net asset value per share at the
beginning of the period.

     The Investment Adviser will receive
 the minimum advisory fee until this
Agreement shall have been in effect
for a twelve-month period. At the end of that twelve-month period and at the end of each month thereafter, the
Investment Adviser will receive
one-twelfth of the performance-related portion of the fee computed for the preceding twelve month period.

                                          SUMMIT INVESTMENT TRUST

                                          By: /s/R. CHRISTOPHER MENG
                                              R. Christopher Meng, President

                                          Date: June 27, 1994

                                          FIRST SUMMIT
CAPITAL MANAGEMENT

                                          By: Carillon Advisers, Inc.

                                          By: /s/STEVEN R. SUTERMEISTER
                                              Steven R. Sutermeister
                                              Vice President

                                          Date: June 27, 1994
---------------

     All fees are computed daily and paid monthly.

                                      B-5



                              FSCM ADVISORY FEE

- Performance-based

          - Benchmark: Salomon Brothers High Yield Market Index

- First Year: 35 basis points

- Succeeding years:

          - Paid monthly

Index +     Fee
-------     ----
   10%      1.15%
    9%      1.11%
    8%      1.07%
    7%      1.03%
    6%      0.99%
    5%      0.95%
    4%      0.91%
    3%      0.87%
    2%      0.83%
    1%      0.79%
    0%      0.75%
   -1%      0.71%
   -2%      0.67%
   -3%      0.63%
   -4%      0.59%
   -5%      0.55%
   -6%      0.51%
   -7%      0.47%
   -8%      0.43%
   -9%      0.39%
  -10%      0.35%

                                      B-6




                               Exhibit C

                      INVESTMENT
 SUB-ADVISORY AGREEMENT

     THIS AGREEMENT, made as
of the 18th day of September, 1996, between
 FIRST
SUMMIT CAPITAL MANAGEMENT
(the "Adviser"), an Ohio general
partnership, and
CARILLON ADVISERS, INC.
(the "Sub-Adviser"), an Ohio corporation;

     WHEREAS, the Adviser has entered
into an Investment Advisory Agreement,
dated June 27, 1994, with Summit Investment
Trust (the "Fund"), an open-end
investment company registered
under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, as the Adviser to the Fund,
the Adviser furnishes the Fund with
certain advisory services and management
 services, and furnishes and pays the
expenses of the Fund for certain other services; and

     WHEREAS, the Sub-Adviser is willing to
 make available to the Adviser, on
a part-time basis, certain employees
 of the Sub-Adviser for the purpose of
better enabling the Adviser to fulfill its
 obligations under the Investment
Advisory Agreement with the Fund,
 provided that the Adviser bears all the
costs allocable to the time spent by such
 employees on the affairs of the
Adviser, and the Adviser and the Fund
believe that such an arrangement will be to their mutual benefits;

     NOW, THEREFORE, in consideration
 of the premises and of the mutual
covenants herein contained, the parties
 hereto agree as follows:

     1. The Adviser shall have the right
 to use on a part-time basis and the
Sub-Adviser shall make available
on such basis employees of the Sub-Adviser for such periods as may be agreed upon by the Adviser and the Sub-Adviser as may be reasonably needed by the Adviser in the performance of its advisory and management functions. It is anticipated that most such employees will be persons employed in the investment or administrative operations of the
Sub-Adviser, in addition to such
clerical, stenographic and administrative services as the Adviser may reasonably request.

     2. The employees of the Sub-Adviser
 in performing services for the
Adviser hereunder may, to the full
 extent that they deem appropriate, have
access to and utilize economic, statistical
 and investment research reports
and other material prepared for or
 contained in the files of the Sub-Adviser which are relevant to the making of investment decisions within the investment objectives of the Fund and make such material available to the Adviser;
provided that, any such material prepared
 or obtained in connection with a
private placement or other nonpublic
 transaction need not be made available to the Adviser if the Sub-Adviser deems such material confidential.

     3. The employees of the Sub-Adviser
 performing services for the Adviser
pursuant hereto shall report and be
solely responsible to the officers and
representatives of the Adviser or persons designated by them. The Sub-Adviser shall have no responsibility for investment recommendations or decisions of the Adviser based upon information or advice given or obtained by or through such employees of the Sub-Adviser.

     4. The Sub-Adviser will, to the extent
requested by the Adviser, supply
to officers and representatives of
the Adviser and employees of the
Sub-Adviser serving the Adviser,
such clerical, stenographic and
administrative services and such
 office supplies and equipment as may
reasonably be required in order that
they may properly perform their
respective functions on behalf of
the Adviser in connection with the
performance of this Agreement.

     5. The obligation of performance
 under the Investment Advisory Agreement
with the Fund is solely that of the Adviser, and the Sub-Adviser undertakes no obligation in respect thereto except as otherwise expressly provided herein.

     6. In consideration of services to be
rendered by the Sub-Adviser and its
employees pursuant to this Agreement,
the Adviser agrees to compensate the
Sub-Adviser in the amount of $150,000
per year. If the Sub-Adviser renders
services to the Adviser under this
Agreement for any period that is less than twelve months in length, the Sub-Adviser shall be entitled to a pro-rata
portion of the fee identified in this paragraph,

                                      C-1



or such other fee as shall be agreed to
by the Adviser and the Sub-Adviser,
not to exceed the equivalent of the
pro-rata portion of such fee.

     7. (a) This Agreement shall
 become effective as of the date first above written, and shall continue in effect for two years from such initial date and thereafter for successive periods of one year, subject to the provisions for termination contained herein and all of the other terms and conditions hereof, if: (i) such continuation shall be specifically approved at least annually by
the vote of the majority of the Trustees
 of the Fund, including a majority of
the Trustees who are not parties to
this Agreement or interested persons of
any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) the Adviser shall not have notified the Sub-Adviser
in writing as provided in subsection (b)
 below that it does not desire such
continuation with respect to the Fund.
This Agreement may also be approved by
the affirmative vote of a majority of the outstanding voting securities of the
Fund, provided, however, that if the
 continuance of this Agreement is
submitted to the shareholders of the
 Fund for their approval, and should
shareholders fail to approve such
continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b) The Fund may at any time terminate
 this Agreement, without payment of
any penalty, by sixty (60) days' written
 notice delivered or mailed by
registered mail, postage prepaid, to
 the Adviser and the Sub-Adviser. Action
of the Fund under this subsection may be taken either (i) by vote of its Trustees or (ii) by the affirmative vote of a majority of the outstanding voting securities of the Fund. The
 Adviser or the Sub-Adviser may at any time terminate this Agreement by not less than ninety (90) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party and to the Fund.

     (c) Termination of this Agreement pursuant to this section shall be without payment of any penalty.

     8. Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice
to the other party, it is agreed that
the address of the Fund, the Adviser and the Sub-Adviser for this purpose shall be P.O. Box 40407, Cincinnati, Ohio
45240.

     9. This Agreement shall be governed
by the laws of The Commonwealth of
Massachusetts. The names "Summit
Investment Trust" and "Trustees of Summit
Investment Trust" refer respectively to the Massachusetts business trust created by the Trustees, as trustees but not individually or personally acting from time to time under the Agreement and Declaration of Trust, dated as of March 8, 1994, to which reference is hereby made and a copy of which is on
file at the office of the Secretary of The
Commonwealth of Massachusetts and
elsewhere as required by law, and to
any and all amendments thereto so filed
or hereafter filed. The obligations of
"Summit Investment Trust" entered into
in the name or on behalf thereof by any
of the Trustees, representatives or
agents are made not individually, but
 in such capacities, and are not binding
upon any of the Trustees, shareholders
 or representatives of the Fund
personally, but bind only the assets
 of the Fund, and all persons dealing with any series of shares of the Fund must look solely to the assets of the Fund
belonging to such series for the
enforcement of any claims against the Fund.

     10. The parties to this Agreement hereby acknowledge that:

     (a) The Union Central Life Insurance Company
 ("Union Central") shall have
no responsibility for investment
 recommendations or decisions made by the Adviser or the Sub-Adviser for the Fund under this Agreement;

     (b) Employees of Union Central may, to the full extent that they deem appropriate, have access to and utilize economic, statistical and investment research reports and other material prepared pursuant to this Agreement which are relevant to the making of investment decisions for the Fund; provided however, that any such material prepared or obtained in connection with a private placement or other non-public transaction shall not be made available to Union Central if the Adviser or the Sub-Adviser deems such material confidential; and

                                      C-2



     (c) Union Central shall have no responsibility for investment recommendations or decisions of the Sub-Adviser that are based upon information or advice given or obtained through Union Central employees.

                                  First Summit Capital Management

                                  By:

                                     Name:

                                     Title:

                                  Carillon Advisers, Inc.

                                  By:

                                     Name:

                                     Title:

     Union Central hereby acknowledges and agrees to the provisions of paragraph 10 of this Agreement.

                                  The Union Central Life
                                   Insurance
                                    Company

                                  By:

                                     Name:

                                     Title:

                                      C-3



                        SUMMIT INVESTMENT TRUST PROXY

                            SUMMIT HIGH YIELD FUND
                        SUMMIT HIGH YIELD SHARES CLASS
             SUMMIT HIGH YIELD INSTITUTIONAL SERVICE SHARES
CLASS

            SPECIAL MEETING OF SHAREHOLDERS -- SEPTEMBER 18, 1996

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned holder of shares of beneficial interest in Summit High Yield Fund (the "Fund"), the sole portfolio of Summit Investment Trust (the "Trust"), does hereby constitute and appoint
Scott A. Englehart and Craig C. Rudesill and each of them, the attorneys and proxies of the undersigned to vote all the undersigned shares of the Summit
High Yield Shares class or the Summit High
Yield Institutional Service Shares
class of the Fund at the Fund's Special
Meeting of Shareholders, to be held at
the Ivy Hills Country Club, 7711 Ivy
Hills Boulevard, Cincinnati, Ohio at
11:00 a.m., Eastern time on the 18th
day of September, 1996, including any
adjournments thereof, upon the matters
 set forth below.

This proxy is solicited on behalf of the
 Board of Trustees. It will be voted
as specified. If no specification is made, this proxy shall be voted IN FAVOR of each listed Proposal (including all Nominees for Trustees).

1. Election of Trustees
  FOR all nominees listed below
       WITHHOLD AUTHORITY
  (except as noted below)
 [                        to vote for all nominees      [
  ]                                                             ]

   NOMINEES: Theodore H. Emmerich,
Frederick Moss, Bruce H. Olson,
James F.
                        Smith, Steven R. Sutermeister

2. To approve the continuation of the Investment Advisory
 Agreement between
   First Summit Capital Management and
the Trust, retaining First Summit
   Capital Management to provide investment services for the Fund.

         [ ] FOR                [ ] AGAINST
  [ ] ABSTAIN

                                    (Over)

3. To approve the Investment Sub-Advisory Agreement between First Summit
    Capital Management and Carillon
Advisers, Inc., retaining Carillon
    Advisers, Inc. to provide certain investment services to the Fund.

         [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

4.  Ratification of the selection of Coopers
& Lybrand L.L.P., Certified
    Public Accountants, as the Fund's
 independent accountants for the Fund's
    fiscal year ending May 31, 1997.

         [ ] FOR                [ ] AGAINST               [ ] ABSTAIN


Note: Please sign exactly

           as your name appears on the

proxy. If signing for

estates, trusts, or

corporations, title or

capacity should be stated.

 If shares are held jointly,

  each holder must sign.


  ---------------------------

                                                   Signature

                                                   Dated:


---------------------------

Signature of Joint Owner

       (if applicable)

        PLEASE SIGN AND PROMPTLY
RETURN IN THE ACCOMPANYING
 ENVELOPE.
                NO POSTAGE REQUIRED
IF MAILED WITHIN THE U.S.